===============================================================================

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           El Paso Electric Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                           El Paso Electric Company
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:


Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                            EL PASO ELECTRIC COMPANY
                                 100 N. Stanton
                             El Paso, Texas  79901
                                 (915) 543-5711


                                                                  April 15, 1999

Dear Shareholder:

       The Annual Meeting of Shareholders of El Paso Electric Company will be held at the Paul Kayser Center, located at 100 N. Stanton, El Paso, Texas 79901, on Thursday, May 27, 1999, at 10:00 a.m., Mountain Daylight Time.

       The purpose of the Annual Meeting is to give shareholders an opportunity to vote on the election of Class III Directors and to consider and act upon the recommendation of the Board of Directors to approve the El Paso Electric Company 1999 Long-Term Incentive Plan.

       Information concerning these matters is set forth in the accompanying notice of the meeting and Proxy Statement. Your Board of Directors recommends that you vote FOR the proposals as explained in the attached Proxy Statement.

       Your vote is important. To ensure your representation, even if you cannot attend the Annual Meeting, please mark, sign, date and return the enclosed Proxy promptly.


                                 Sincerely,

                                 /s/ James Haines

                                 James Haines
                                 Chief Executive Officer and President

                            EL PASO ELECTRIC COMPANY
                                 100 N. Stanton
                             El Paso, Texas  79901

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of
El Paso Electric Company:

       The Annual Meeting of Shareholders of El Paso Electric Company will be held at the Paul Kayser Center, located at 100 N. Stanton, El Paso, Texas 79901, on Thursday, May 27, 1999, at 10:00 a.m., Mountain Daylight Time, for the following purposes:

       (1) To elect five members of the Board of Directors for three-year terms;

       (2) To consider and act upon the recommendation of the Board of Directors to approve the El Paso Electric Company 1999 Long-Term Incentive Plan. Under the 1999 Long-Term Incentive Plan, directors, officers, managers and other employees, and consultants will be eligible to receive non-statutory options, incentive stock options, stock appreciation rights, restricted stock, bonus stock and performance shares covering up to 2,000,000 shares of the Company's Common Stock; and

       (3) To transact such other business as may properly come before the meeting and any adjournment thereof.

       The Board of Directors knows of no matter, other than those set forth in paragraphs (1-2) above (which is discussed at greater length in the accompanying Proxy Statement), that will be presented for consideration at the Annual Meeting.

       The Board of Directors has fixed the close of business on March 31, 1999, as the record date for the determination of shareholders entitled to vote at the Annual Meeting.

       Please mark, date and sign the enclosed Proxy and return it promptly in the envelope provided for your convenience. If you attend the meeting and decide to vote in person, you may revoke your Proxy. SHAREHOLDERS ATTENDING THE MEETING WHOSE SHARES ARE REGISTERED IN THE NAME OF A BROKER AND WHO INTEND TO VOTE IN PERSON SHOULD BRING AN AFFIDAVIT OF OWNERSHIP FROM THE BROKER SO THAT BENEFICIAL OWNERSHIP CAN BE VERIFIED WITHOUT DELAY ON THE MEETING DATE. The prompt return of your Proxy will save the postage expense of additional mailings.


                                 By Order of the Board of Directors,

                                 /s/ Guillermo Silva, Jr.

                                 Guillermo Silva, Jr.
                                 Secretary

April 15, 1999

                            YOUR VOTE IS IMPORTANT
                          PLEASE MARK, DATE, SIGN AND
                    PROMPTLY RETURN YOUR PROXY.  THANK YOU.

                           EL PASO ELECTRIC COMPANY
                                100 N. Stanton
                             El Paso, Texas  79901

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 27, 1999


                                    GENERAL

     The accompanying proxy is solicited on behalf of the Board of Directors of El Paso Electric Company (the "Company") for use at its 1999 Annual Meeting of Shareholders to be held on Thursday, May 27, 1999, and at any adjournments thereof. The Company's principal offices are located at the Paul Kayser Center, 100 N. Stanton, El Paso, Texas 79901.

     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, fax and telegram by the directors, officers and employees of the Company. The Company will reimburse brokers, banks and other persons for reasonable expenses in sending proxy materials to beneficial owners. To assist in the distribution of proxy material and solicitation, the Company has engaged Corporate Investor Communications, Inc. for a fee of $4,500 plus out-of-pocket expenses.

     This proxy statement and the accompanying form of proxy are first being mailed to shareholders of the Company on or about April 15, 1999.

         SHARES OUTSTANDING, VOTING RIGHTS AND REVOCABILITY OF PROXIES

     At the close of business on March 31, 1999, the "record date" for determination of the shareholders entitled to notice of and to vote at the 1999 Annual Meeting, the Company had outstanding 60,405,083 shares of its common stock (the "Common Stock").

     Each outstanding share of Common Stock is entitled to one vote. The holders of at least a majority of the issued and outstanding shares of Common Stock must be represented in person or by proxy at the Annual Meeting for a quorum to be present and business to be conducted. The vote of a plurality of the votes cast at the meeting is required for the election of each Class III Director. The affirmative vote of the holders of a majority of the shares of common stock entitled to vote and represented in person or by proxy at the meeting is required to approve the El Paso Electric Company 1999 Long-Term Incentive Plan.

     A shareholder having the right to vote may vote either in person or by proxy executed in writing by the shareholder. A telegram, telex, cablegram or similar transmission by a shareholder, or photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing.

     A shareholder who signs and returns a proxy may revoke that proxy at any time before the Annual Meeting or, by ballot at the meeting, cancel any proxy previously returned. The shares represented by a proxy given and not so revoked or revised will be voted and, where the shareholder specifies a choice with respect to any matter to be acted upon and for which a ballot is provided in the proxy form, the shares will be voted in accordance with the specification so made. If a proxy is returned, but no choice is specified, the shares will be voted FOR the election of the nominees described in the proxy statement as Class III Directors and FOR the approval of the El Paso Electric Company 1999 Long-Term Incentive Plan as explained in the proxy statement. With respect to any other matters that will come before the Annual Meeting, the proxy will be voted in the discretion of the proxy holder. If no proxy is returned, the shares represented by such proxy will not be voted.

     The Board of Directors is not aware of any matter that will be presented at the Annual Meeting other than as set forth in the accompanying Notice. If, however, any such matters are presented at the Annual Meeting, in the absence of instructions to the contrary, the proxies will be voted in accordance with the best judgment and in the discretion of the named proxy holders.

     Abstentions are included in the determination of the number of shares represented at the meeting for purposes of determining whether a quorum is present, and are counted as a vote AGAINST for determining whether a proposal has been approved. Broker non-votes are not included in the determination of the number of shares represented at the meeting for purposes of determining whether a quorum is present and are not counted for purposes of determining whether a proposal has been approved.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

     The Company's Bylaws divide the Board of Directors into three classes, as nearly equal in number as possible, each of which is elected for a three year term. Class III directors, consisting of the five nominees shown below, will stand for election at the 1999 Annual Meeting for three-year terms expiring at the annual meeting of shareholders in 2002 or until their successors are elected and qualified. The terms of the other eight directors shown below will continue as indicated.

     The shares represented by the accompanying proxy will be voted to elect the five nominees recommended by the Board of Directors, who are shown below as nominees for Class III directors, unless authority to do so is withheld. Each nominee has agreed to his or her nomination and has agreed to serve if elected. Should any nominee become unavailable for election, the proxies will be voted for the election of such other person as may be recommended by the Board of Directors in place of such nominee.

                     NOMINEES AND DIRECTORS OF THE COMPANY

                                 Director   Principal Occupation and Employment
          Name           Age       Since       During the Past Five Years (1)
          ----           ---     --------   -----------------------------------
NOMINEES FOR CLASS III DIRECTORS (NEW TERM WILL EXPIRE IN 2002)

James W. Harris          52         1996    Founder and President of Seneca
                                            Financial Group, Inc., since 1993;
                                            Vice President and subsequently
                                            Managing Director of Lehman
                                            Brothers, for more than five years
                                            prior to 1993.

Kenneth R. Heitz         51         1996    Partner of Irell and Manella, a law
                                            firm.

Michael K. Parks         39         1996    President of Aurora National Life
                                            Assurance Company since 1994; Chief
                                            Investment Officer of Aurora
                                            National Life Insurance Company
                                            since 1993; financial consultant
                                            from September 1992 to August 1993
                                            in the rehabilitation of Executive
                                            Life Insurance Company; a Director
                                            of Leveraged Finance and various
                                            other positions at Salomon Brothers
                                            Inc., for more than five years prior
                                            to September 1992.

Eric B. Siegel /(2)/     41         1996    Principal of Pegasus Insurance
                                            Partners, a private investment firm,
                                            since 1995; limited partner of
                                            Apollo Advisors, L.P. and Lion
                                            Advisors, L.P., and Vice
                                            President/principal of Apollo
                                            Advisors/Lion Advisors from 1990 to
                                            1995.

James Haines /(3)/       52         1996    Chief Executive Officer and
                                            President of the Company since May
                                            1996; Executive Vice President and
                                            Chief Operating Officer of Western
                                            Resources, Inc. from June 1995 until
                                            May 1996; Executive Vice President
                                            and Chief Administrative Officer of
                                            Western Resources, Inc. from April
                                            1992 to June 1995.

CLASS II DIRECTORS (Term will expire in 2001)

Wilson K. Cadman /(4)/   71         1992    Retired as Chairman of the Board,
                                            President and Chief Executive
                                            Officer of Kansas Gas and Electric
                                            Company and Vice Chairman of the
                                            Board of Western Resources, Inc., in
                                            1992.

James A. Cardwell /(5)/  66         1990    Chairman of the Board and Chief
                                            Executive Officer, Petro Stopping
                                            Centers, LP, a nationwide chain of
                                            truck stops.

                     NOMINEES AND DIRECTORS OF THE COMPANY

                                  Director   Principal Occupation and Employment
             Name            Age   Since        During the Past Five Years (1)
             ----            ---  --------   -----------------------------------

James W. Cicconi             46    1997      General Counsel and Executive Vice
                                             President-Law and Government
                                             Affairs of AT&T since December
                                             1998; Senior Vice President of
                                             Governmental Affairs & Federal
                                             Policy for AT&T from September 1998
                                             to December 1998; Partner of Akin,
                                             Gump, Strauss, Hauer & Feld, a law
                                             firm, for more than five years
                                             prior to September 1998.

Patricia Z. Holland-Branch   54    1997      President, Chief Executive Officer
                                             and Owner of HB/PZH Commercial
                                             Environments Inc., a full service
                                             office furniture dealership,
                                             project management and design firm,
                                             since 1986. Franchise owner of
                                             Office Furniture USA since 1997.
                                             Chairman of the Board and Owner of
                                             Clean Team, Inc., dba Millicare
                                             Environmental Services, a
                                             commercial carpet maintenance
                                             franchise, since 1997.

CLASS I DIRECTORS (Term expires in 2000)

George W. Edwards, Jr. /(6)/ 59    1992      Chairman of the Board since May
                                             1996; Retired as President, Chief
                                             Executive Officer and Director of
                                             Kansas City Railway Company in May
                                             1995, where he served in that
                                             capacity for 4 years, from April
                                             1991 to May 1995; Chairman and CEO
                                             of United Illuminating Co. from
                                             April 1985 to April 1 991.

Ramiro Guzman /(7)/          52    1996      President of Montana Beverage
                                             Company since February 1998;
                                             President and Chief Executive
                                             Officer of Dickshire Distributing
                                             for more than five years prior to
                                             February 1998.

Stephen Wertheimer /(8)/     48    1996      Managing Director of Credit
                                             Research and Trading since 1996;
                                             President and Founder of Water
                                             Capital Corp. from 1991 to 1997.

Charles A. Yamarone /(9)/    40    1996      Executive Vice President of U.S.
                                             Bancorp Libra, a division of U.S.
                                             Bancorp Investments, Inc. since
                                             January 1999; Executive Vice
                                             President of Libra Investments,
                                             Inc. from 1991 to 1999.

_______________________
(1) Where no date is specified, the director has held the position for more than the past five years.
(2)  Mr. Siegel is also a director of Sun International Hotels, Ltd.

(3)  Mr. Haines is also an advisory director of Chase Bank of Texas, N.A.
(4) Mr. Cadman is also a director of the Columbia Energy Group, and Clark/Bardes Holdings, Inc.
(5) Mr. Cardwell is also a trustee of Archstone Communities, a real estate investment trust and a director of Continental National Bank, N.A.
(6) Mr. Edwards is also a director and Chairman of the Board of Aquarion Company and Hubbell, Inc.
(7)  Mr. Guzman is also an advisory director of Chase Bank of Texas, N.A.
(8) Mr. Wertheimer is also Chairman of Advanced Mining Systems, Inc. and is a director of Caribbean Cigar Company, Greenwich Fine Arts, Inc., and Trikon Technologies, Inc.
(9)  Mr. Yamarone is also a director of Continental Airlines, Inc.

                DIRECTORS' MEETINGS, COMPENSATION AND COMMITTEES

     The Board of Directors held 9 meetings during calendar year 1998. Each director attended at least 75% of the total number of meetings of the Board and the committees on which he/she served during the period he/she served in such position with the exception of Mr. Kenneth R. Heitz.

COMPENSATION OF DIRECTORS

     The compensation for non-employee directors of the Board of Directors during 1998 consisted of the following: (a) $20,000 per year, for four meetings of the Board of Directors or committees thereof per year, an additional $1,000 for each meeting beyond four; and (b) in accordance with the terms of the 1996 El Paso Electric Company Long-Term Incentive Plan, stock options covering 5,000 shares of Common Stock. In addition, the Board awarded Mr. Edwards, in consideration of his service as Chairman of the Board during 1998, 25,000 shares of Common Stock that are restricted as to sale until May 27, 1999. Further, the Company has at times called upon directors for special expertise for which it pays an hourly consulting fee. In 1998, six directors were paid a consulting fee which in aggregate amounted to approximately $14,000.

     During 1999, non-employee directors will receive the same compensation as in 1998, except that they will be awarded 3,500 shares of restricted stock in lieu of the 5,000 options granted in previous years. The shares so awarded will be subject to restrictions on sale or transfer for one year and, in general, will vest if the director remains continuously in the service as a non-employee director during such period.

     The Board of Directors has the following standing committees: Audit/Ethics, Civic and Charitable Affairs, Compensation/Benefits, Executive/Nominating, Palo Verde Oversight, and Environmental.

     During 1998, the Audit/Ethics Committee was composed of directors Yamarone, Parks, Holland-Branch, Cicconi and Guzman. The Audit/Ethics Committee, which held five meetings in 1998, is responsible for recommending the appointment of the independent auditors of the

Company, reviewing all recommendations of the Company's independent auditors and the Company's internal auditors, reviewing and approving non-audit services performed by accountants and other consultants retained by the Company, reviewing the Company's periodic reports filed with the Securities and Exchange Commission and otherwise overseeing the Company's financial reporting system. The Audit/Ethics Committee also performs the functions of an ethics committee and in that capacity is responsible for ensuring integrity is maintained in all business dealings involving the Company, that self-dealing and the appearance of impropriety are avoided in such business transactions, and the Company's ethical standards of conduct comply with legal requirements.

     During 1998, the Civic and Charitable Affairs Committee was composed of directors Cardwell, Holland-Branch, Guzman and Haines. The Civic and Charitable Affairs Committee, which held two meetings in 1998, is responsible for setting policy and reviewing an annual budget for civic and charitable contributions by the Company in the communities it serves.

     During 1998, the Compensation/Benefits Committee was composed of directors Heitz, Cadman, Cicconi and Yamarone. The Compensation/Benefits Committee, which held two meetings in 1998, is responsible for evaluating and approving the compensation of executive officers. It also reviews and approves recommended Company-wide increases for employees, as well as approving the adoption of contracts with union employees. The Compensation/Benefits Committee is also responsible for evaluating and adopting benefit plan programs.

     During 1998, the Executive/Nominating Committee was composed of directors Wertheimer, Siegel, Haines, Harris and Parks. The Executive/Nominating Committee, which held sixteen meetings in 1998, is the administrative and policy making committee of the Board, and may exercise all powers of the Board (except as prohibited by the Texas Business Corporation Act) between meetings. In addition, the Committee's responsibilities include analyzing and making recommendations to the Board regarding the maximization of shareholder value. The Executive/Nominating Committee is responsible for conducting peer reviews and evaluations of the members of the Board.

     During 1998, the Palo Verde Oversight Committee was composed of directors Cadman, Guzman, Siegel and Cardwell. The Palo Verde Oversight Committee, which held two meetings in 1998, is responsible for reviewing and assessing the activities and operations of the Palo Verde Nuclear Generating Station, in which the Company is a minority participant.

     During 1998, the Environmental Committee was composed of directors Cardwell, Harris, Wertheimer and Heitz. The Environmental Committee, which held two meetings in 1998, is responsible for overseeing the affairs and operations of the Company to determine whether the Company has operated Company facilities in compliance with applicable environmental laws and regulations; and identifying existing and potential environmental issues facing the Company under federal, state or local law.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 31, 1999 (except as indicated in the footnote to the table), certain information regarding ownership of Common Stock by (i) each person known to the Company to own beneficially more than 5% of its Common Stock; (ii) each of the current directors, including those who have been nominated to serve as a Class III director, of the Company; (iii) the Company's Chief Executive Officer and certain other executive officers of the Company during the year ended December 31, 1998 and (iv) all directors and current executive officers of the Company as a group (22 persons).

                   Name and Address                             Amount and Nature of           Percent
                  of Beneficial Owner                           Beneficial Ownership(1)        of Class
                  -------------------                           -----------------------        --------
          Westport Asset Management, Inc.                               5,408,250  /(2)/          8.97%
            253 Riverside Avenue
            Westport, CT  06880
          Ryback Management Corporation                                 5,121,200  /(3)/          8.49%
            7711 Carondelet Avenue
            Box 16900
            St. Louis, MO  63105
          Merrill Lynch & Co., Inc.                                     4,181,424  /(4)/          6.94%
            World Financial Center, North Tower
            250 Vesey Street
            New York, NY  10381
          Highfields Capital Management L.P.                            3,923,300  /(5)/          6.51%
            200 Clarendon Street - 51st Floor
            Boston, MA  02117
          Heartland Advisors, Inc.                                      3,259,100  /(6)/          5.41%
            790 North Milwaukee Street
            Milwaukee, WI  53202
          George W. Edwards, Jr.                                           92,040  /(7)/            *
          Wilson K. Cadman                                                 17,040  /(8)/            *
          James A. Cardwell                                                17,091  /(8)/            *
          James W. Cicconi                                                  5,000  /(9)/            *
          Ramiro Guzman                                                    17,040  /(8)/            *
          James W. Harris                                                  32,040  /(8)/            *
          Kenneth R. Heitz                                                 17,040  /(8)/            *
          Patricia Z. Holland-Branch                                        5,000  /(9)/            *
          Michael K. Parks                                                 27,040  /(8)/            *
          Eric B. Siegel                                                   23,040  /(8)/            *
          Stephen Wertheimer                                               23,290  /(8)/            *
          Charles A. Yamarone                                              27,040  /(8)/            *
          James Haines                                                   614,777  /(10)/          1.01%
          Eduardo A. Rodriguez                                            80,288  /(11)/            *
          Gary R. Hedrick                                                 73,992  /(12)/            *
          Julius F. Bates                                                 74,040  /(13)/            *
          Michael L. Blough                                               73,493  /(14)/            *
          Other Executive Officers                                       143,818  /(15)/            *
          All directors and executive officers
           as a group                                                  1,363,109  /(16)/          2.22%
          (22 persons)

______________________
  *  Less than 1%.

(1) Each individual director, the chief executive officer and certain other executive officers has sole voting power and investment power with respect to his/her shares (or shares such power with spouse), except as noted below.
(2) Information regarding ownership of Common Stock by Westport Asset Management Inc., ("Westport") is included herein in reliance on information set forth in a Schedule 13-G filed by Westport on February 16, 1999 with the Securities and Exchange Commission (the "Commission"). Westport is an Investment Advisor registered under Section 203 of the Investment Advisors Act of 1940. According to the filing, Westport maintains shared voting and dispositive power over 5,408,250 Common Shares.
(3) Information regarding ownership of Common Stock by Ryback Management Corp. ("Ryback") is included herein in reliance on information set forth in a
    Schedule 13-G filed by Ryback on February 8, 1999 with the Commission, reflecting ownership as of December 31, 1998. The shares reflected in the
    Schedule 13-G were held in a fiduciary capacity by Ryback and/or Lindner Investment Series Trust. Ryback is an Investment Advisor registered under
    Section 203 of the Investment Advisers Act of 1940 and the Lindner Investment Series Trust is an Investment Company registered under Section 8 of the Investment Company Act. Ryback beneficially owns 5,121,200 shares and retains sole voting and dispositive power of the Company's Common Shares.
(4) Information regarding ownership of Common Stock by Merrill Lynch & Company Inc. ("ML&Co.") on behalf of Merrill Lynch Asset Management Group ("AMG") and Merrill Lynch Global Allocation Fund, Inc. (the "Fund") is included herein in reliance on information set forth in Amendment 2 to Schedule 13-G filed by ML&Co., AMG, and the Fund on February 9, 1999 with the Commission, reflecting ownership as of December 31, 1998. ML&Co. is a parent holding company pursuant to Rule 13d-1 (b) (ii) (G) of the Securities and Exchange Act of 1934; AMG is an operating division of ML&Co., which is registered as an Investment Advisor registered under Section 203 of the Investment Advisors Act of 1940. The Fund is an investment company registered under
    Section 8 of the Investment Company Act of 1940. According to the filing, ML&Co., AMG, and the Fund have shared voting, dispositive and investment power over the Company's Common shares. ML& Co. disclaims beneficial ownership of such common stock.
(5) Information regarding ownership of Common Stock by Highfields Associates LLC, ("Highfields Associates"), Highfields Capital Management LP, ("Highfields Capital"), Mr. Richard L. Grubman ("Mr. Grubman"), and Mr. Jonathon S. Jacobson ("Mr. Jacobson") is included herein in reliance on information set forth in a Schedule 13-G, filed by Highfields Associates, Highfields Capital, Mr. Grubman, and Mr. Jacobson on February 16, 1999 with the Commission and reflecting ownership as of December 31, 1998. Highfields Associates is a limited liability company organized under the laws of the State of Delaware that serves as a general partner for Highfields Capital I LP ("Highfields I") and Highfields Capital II LP ("Highfields II"). Highfields Capital, a limited partnership organized under the laws of the State of Delaware, serves as an investment manager to Highfields Capital Ltd., ("Highfields Ltd.") a company organized under the laws of the Cayman Islands, B.W.I., with respect to the shares of Common Stock directly owned by Highfields Ltd. Mr. Grubman and Mr. Jacobson are Managing Members of Highfields GP LLC, a Delaware limited liability company, which is the general partner of Highfields Capital, and in that capacity direct its operations. According to the filing, Highfields I beneficially owns 268,354 shares and Highfields II beneficially owns 520,890 shares through the general partner Highfields Associates, which maintains shared voting and dispositive power over 789,244 Common Shares. Highfields Capital beneficially owns 3,134,056 shares and has shared voting and dispositive power. Mr. Grubman and Mr. Jacobson beneficially own 3,923,300 shares and have shared voting and dispositive power.
(6) Information regarding ownership of Common Stock by Heartland Advisors, Inc. ("Heartland") is included herein in reliance on information set forth in a
     Schedule 13-G filed by Heartland on January 26, 1999. Heartland is an Investment Advisor registered under Section 203 of the Investment Advisor's Act of 1940. According to the filing, Heartland maintains sole voting power over 616,000 shares and dispositive power over 3,259,100 shares of the Company's Common Stock.
(7) Includes (i) 10,000 shares of common stock that Mr. Edwards has the right to acquire by exercising options granted under the 1996 Long-Term Incentive Plan ("1996 Plan"); and (ii) 27,816 shares of restricted stock awarded under the 1996 Plan over which he has voting power but no investment power.
(8) Includes (i) 10,000 shares of common stock that this director has the right to acquire by exercising options granted under the 1996 Plan; and (ii) 2,816 shares of restricted stock awarded under the 1996 Plan over which each director has voting power but no investment power.
(9) Represents common stock that this director has the right to acquire by exercising options granted under the 1996 Plan.
(10) Includes (i) 530,000 shares of common stock that Mr. Haines currently has the right to acquire by exercising options granted under the 1996
     Plan; and (ii) 40,000 shares of restricted stock awarded under the 1996 Plan over which he has voting power but no investment power.
(11) Includes (i) 60,000 shares of common stock that Mr. Rodriguez currently has the right to acquire by exercising options granted under the 1996
     Plan; and (ii) 13,560 shares of restricted stock awarded under the 1996 Plan over which he has voting power but no investment power.
(12) Includes (i) 60,000 shares of common stock that Mr. Hedrick currently has the right to acquire by exercising options granted under the 1996
     Plan; (ii) 9,438 shares of restricted stock awarded under the 1996 Plan over which he has voting power but no investment power; and (iii) 5 shares owned by his spouse over which Mr. Hedrick has no voting power or investment power.
(13) Includes (i) 60,000 shares of common stock that Mr. Bates currently has the right to acquire by exercising options granted under the 1996 Plan; and (ii) 9,075 shares of restricted stock awarded under the 1996 Plan over which he has voting power but no investment power.
(14) Includes (i) 60,000 shares of common stock that Mr. Blough currently has the right to acquire by exercising options granted under the 1996 Plan; and (ii) 9,075 shares of restricted stock awarded under the 1996 Plan over which he has voting power but no investment power.
     (15) Includes (i) 105,000 shares of common stock that other executive officers currently have the right to acquire by exercising options granted under the 1996 Plan; and (ii) 26,559 shares of restricted stock awarded under the 1996 Plan over which they have voting power but no investment power.
     (16) Includes (i) 985,000 shares underlying stock options as discussed above; and (ii) 160,867 shares of restricted stock awarded to named executives and directors under the 1996 Plan over which they have voting power but no investment power. Also includes 5 shares owned by a spouse of an executive officer over which he has no voting power or investment power.

CERTAIN BUSINESS RELATIONSHIPS

          During 1998, the Company purchased office furniture and carpeting from HB/PZH Commercial Environments, Inc., in the approximate amount of $81,699. Patricia Z. Holland-Branch, a Class II Director, is the principal shareholder and president of HB/PZH Commercial Environments, Inc. The Company also purchased diesel fuel, bulk motor oil and hydraulic fluid during 1998 in the approximate amount of $263,657 from C&R Distributing. James A. Cardwell, a Class II Director, is owner and Vice President of C&R Distributing. The Company believes that the amounts paid to such firms are comparable to amounts payable for comparable products to firms not affiliated with any director of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the 1934 Act, requires the Company's directors, officers and holders of more than 10% of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during and for the fiscal year ended December 31, 1998, its officers, directors and 10% shareholders complied with all Section 16(a) filing requirements.

               PROPOSAL 2 - APPROVAL OF EL PASO ELECTRIC COMPANY
                         1999 LONG-TERM INCENTIVE PLAN

GENERAL

          The Board of Directors is proposing for stockholder approval the El Paso Electric Company 1999 Long-Term Incentive Plan (the "Plan"). The purposes of the Plan are (i) to align the interests of the Company's stockholders and recipients of awards under the Plan by increasing the proprietary interest of such recipients in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining directors, officers, managers and other employees, and consultants and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders. Under the Plan, the Company may grant non-qualified stock options, "incentive stock options" (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")), stock appreciation rights ("SARs"), restricted stock, bonus stock and performance share awards. Restricted stock in the amount of 3,500 shares will also be awarded automatically to each non-employee director on the date of each annual meeting of stockholders of the Company. In addition, each non-employee director may elect to receive non-qualified stock options and/or restricted stock in lieu of all or part of such director's cash retainer and meeting fees. Finally, the Committee administering the Plan, with the approval of the Board of Directors, is permitted to award restricted stock for service as Chairman of the Board (or for service in other capacities to the Board). Twelve non-employee directors and approximately 40 officers and managers are currently eligible to participate in the Plan. Reference is made to Exhibit A to this Proxy Statement for the complete text of the Plan which is summarized below.

DESCRIPTION OF THE PLAN

     Administration. The Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"). Each member of the Committee is currently a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and is an "outside director" within the meaning of Section 162(m) of the Code.

     Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and the corporation's four most highly compensated executive officers other than the chief executive officer. However, "qualified performance-based compensation" is not subject to the $1 million deduction limit. To qualify as performance-based compensation, the following requirements must be satisfied: (i) the performance goals are determined by a committee consisting solely of two or more "outside directors",
(ii) the material terms under which the compensation is to be paid, including the performance goals, are approved by a majority of the corporation's stockholders, and (iii) if applicable, the committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made. As noted above, the Committee currently consists solely of "outside directors" for purposes of Section 162(m) of the Code. As a result, certain compensation under the Plan, such as that payable with respect to options and SARS, is not expected to be subject to the $1 million deduction limit, but other compensation payable under the Plan, such as any restricted stock award which is not subject to a performance condition to vesting, would be subject to such limit.

     Subject to the express provisions of the Plan, and except for options and restricted stock granted automatically to non-employee directors, the Committee will have the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards will be evidenced by a written agreement containing such provisions not inconsistent with the Plan as the Committee shall approve. The Committee will also have authority to establish rules and regulations for administering the Plan and to decide questions of interpretation or application of any provision of the Plan. Except with respect to grants to executive officers of the Company and persons whose compensation is likely to be subject to the $1 million deduction limit under Section 162(m) of the Code, the Committee may delegate some or all of its power and authority to administer the Plan to the Chief Executive Officer and President or other executive officer of the Company.

     Available Shares. In 1996, the Company's shareholders approved the El Paso Electric Company 1996 Long-Term Incentive Plan (the "1996 Plan"). At March 15, 1999, there remained 459,898 shares available for awards under the 1996 plan. The Company estimates that all shares available under the 1996 Plan will have been awarded prior to the annual shareholders meeting in 2000.

     Under the Plan, 2,000,000 shares of Common Stock are available for awards, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event. This would represent approximately 3.3% of the Company's outstanding Common Shares on a fully-diluted basis. The number of available shares will be reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options, free-standing SARs, stock awards and performance share awards. To the extent that shares of Common Stock subject to an outstanding option (except to the extent shares of Common Stock are issued or delivered by the Company in connection with the exercise of a tandem SAR), free-standing SAR, stock award or performance share award are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares of Common Stock will again be available under the Plan. The maximum number of shares of Common Stock with respect to which options and SARs may be granted during any calendar year to any person is 250,000, subject to adjustment as described above.

     Change in Control. In the event of certain acquisitions of 30% or more of the Common Stock, a change in a majority of the Board of Directors, or the approval by shareholders of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of the Company (unless, among other conditions, the Company's stockholders receive 60% or more of the stock of the surviving company) or the approval by shareholders of a liquidation or dissolution of the Company, all outstanding options and SARs will be exercisable in full, the restriction periods applicable to outstanding restricted stock and the performance periods applicable to outstanding performance stock will lapse, and the performance measures applicable to outstanding restricted stock and performance share awards shall be deemed to be satisfied at the maximum level.

     Effective Date, Termination and Amendment. If approved by stockholders, the Plan will become effective as of the date of such approval. The Plan will terminate ten years thereafter unless terminated earlier by the Board of Directors. The Board of Directors may amend the Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation and provided that no amendment may be made without stockholder approval if such amendment would (i) increase the maximum number of shares of Common Stock available under the Plan, (ii) effect any change inconsistent with
Section 422 of the Code or (iii) extend the term of the Plan.

     Stock Options-General. Except for restricted stock awarded automatically to non-employee directors and options or restricted stock issued to directors in lieu of fees, the Committee will determine the conditions to the exercisability of each option. Upon exercise of an option, the purchase price may be paid in cash or by delivery of previously owned shares of Common Stock.

     Non-Qualified Stock Options and Stock Appreciation Rights. The period for the exercise of a non-qualified stock option or SAR will be determined by the Committee. The exercise price of a non-qualified stock option and the base price of an SAR will not be less than 100% of the fair market value of the Common Stock on the date of grant, provided that the base price of an SAR granted in tandem with an option (a "tandem SAR") will be the exercise price of the related option. An SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of Common Stock (which may be restricted stock), cash or a combination thereof with a value equal to the difference between the fair market value of the Common Stock on the exercise date and the base price of the SAR.

     In the event of termination of employment or service by reason of disability, retirement in accordance with the Company's normal criteria or with the consent of the Company, death or for any other reason, each non-qualified stock option and SAR will be exercisable only to the extent exercisable on the date of termination for a period of no more than six months after such termination (or such shorter period set forth in the award agreement), but in no event after the expiration of such option or SAR. If an optionee dies during the specified periods following termination of employment or service by reason of disability, retirement or for any other reason, each non-qualified stock option and SAR will be exercisable only to the extent exercisable on the date of death for a period of no more than 90 days after the date of death, but in no event after the expiration of such option or SAR.

     Incentive Stock Options. Each incentive stock option will be exercisable for no more than ten years after its date of grant, unless the optionee owns greater than ten percent of the voting power of all shares of capital stock of the Company (a "ten percent holder"), in which case the option will be exercisable for no more than five years after its date of grant. The exercise price of an incentive stock option will not be less than the fair market value of the Common Stock on its date of grant, unless the optionee is a ten percent holder, in which case the option exercise price will be the price required by the Code, currently 110% of fair market value.

     In the event of termination of employment by reason of permanent and total disability (as defined in Section 22(e)(3) of the Code), each incentive stock option will be exercisable only to the extent exercisable on the date of termination for a period of no more than one year after such termination (or such shorter period set forth in the award agreement), but in no event after the expiration of such option. In the event of termination of employment for any other reason, each incentive stock option will be exercisable to the same extent as set forth above with respect to non-qualified stock options for a period of no more than three months after such termination, but in no event after the expiration of such option; provided, however, that if termination is by reason of death, each incentive stock option will be exercisable to the same extent and for the same period as set forth above with respect to non-qualified stock options. If an optionee dies during the specified periods following termination of employment by reason of permanent and total disability or for any other reason, each incentive stock option will be exercisable only to the extent exercisable on the date of death and may thereafter be exercised for a period of no more than 90 days after the date of death, but in no event after expiration of such option.

     Bonus Stock and Restricted Stock Awards. The Plan provides for the grant of
(i) bonus stock awards, which are vested upon grant, and (ii) stock awards which may be subject to a restriction period ("restricted stock"). An award of restricted stock may be subject to specified performance measures during the applicable restriction period. Shares of restricted stock will be non-transferable and subject to forfeiture if the holder does not remain continuously in the employment of or service to the Company during the restriction period or, if the restricted stock is subject to performance measures, if such performance measures are not attained; provided, however, that termination of employment by reason of disability, retirement, death or any other reason will result in the portion of a restricted stock award which is then subject to a restriction period being forfeited and canceled by the Company. Unless otherwise set forth in a restricted stock award agreement, the holder of a restricted stock award will have rights as a stockholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock.

     Grant of Restricted Stock to Non-Employee Directors. Beginning on the date of the Company's 1999 Annual Meeting of Stockholders, non-employee directors will automatically be granted, on the date of each meeting of stockholders, 3,500 shares of restricted stock. Such awards will be made under the Plan only after no shares remain available for awards under the 1996 Plan. The shares awarded annually to non-employee directors will be restricted as to sale or transfer for one year from the date of the award and will vest (subject to earlier vesting in the event of a change in control) if the holder remains continuously in the service of the Company as a non-employee director during such one year period and shall otherwise be forfeited. Notwithstanding the foregoing, if the holder's service as a non-employee director terminates during the one year period other than for cause, then the restricted stock will vest upon such termination of service.

     Performance Share Awards. The Plan also provides for the grant of performance share awards. Each performance share is a right, contingent upon the attainment of performance measures within a specified performance period, to receive one share of Common Stock, which may be restricted stock, or the fair market value of all or a portion of such performance share in cash. Prior to the settlement of a performance share award in shares of Common Stock, the holder of such award will have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to the award. Performance shares will be non-transferable and subject to forfeiture if the specified performance measures are not attained; provided, however, that termination of employment by reason of disability, retirement, death or any other reason will result in the portion of a performance share award which is then subject to a performance period being forfeited and canceled by the Company.

     Elective Provisions for Non-Employee Directors. Under the Plan, each non-employee director may elect to receive non-qualified stock options and/or restricted stock in lieu of all or part of such director's cash retainer and meeting fees. With respect to such options, the exercise price per share will equal 100% of the fair market value of a share of Common Stock on the date of grant and the shares of Common Stock subject to an option will have a fair market value equal to 100% of the amount of the foregone retainer and meeting fees. Each option will become exercisable in full beginning on the first anniversary of the date of grant and will expire 10 years after the date of grant. Notwithstanding the foregoing, if a non-employee director ceases to be a director by reason of disability, death or any other reason, each of such director's options shall be fully exercisable and may be exercised for a period of one year after such termination, but in no event after termination of such option. If a non-employee director dies during the one-year period following termination of service, each of such director's options will be exercisable for a period of no more than one year after the date of death, but in no event after the expiration of such option.

     The restricted stock would have a fair market value equal to 100% of the amount of the foregone retainer and meeting fees. Such restricted stock will vest on the first anniversary of the date of grant if the holder of such award remains continuously in the service of the Company as a non-employee director. Notwithstanding the foregoing, if the holder of such award ceases to be a non-employee director for any reason other than cause, the restricted stock will vest immediately. Unless otherwise set forth in a restricted stock award agreement, the holder of such award will have all rights of a stockholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to awards under the Plan.

     A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term or mid-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon such disposition and (ii) the fair market value of such shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction.

     A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at such time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense.

     A participant will not recognize taxable income at the time restricted stock is granted and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at such time. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by the Company as compensation expense, except to the extent the deduction limits of
Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather then dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

     A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time bonus stock is granted in an amount equal to the then fair market value of such stock. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) apply.

     A participant will not recognize taxable income at the time performance shares are granted and the Company will not be entitled to a tax deduction at such time. Upon the settlement of performance shares, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) apply.

     The following table sets forth (i) the aggregate number of shares of Common Stock underlying options that would be granted annually to non-employee directors based on the amount of the cash retainer and meeting fees currently payable to non-employee directors (assuming all non-employee directors elect to receive only options in lieu of all of such retainer and meeting fees) and (ii) the number of shares of restricted stock that would be granted

(A) automatically to non-employee directors on the date of each annual meeting of stockholders beginning with the 1999 Annual Meeting of Stockholders, (B) annually to non-employee directors based on the amount of the cash retainer and meeting fees currently payable to non-employee directors (assuming all non-employee directors elect to receive only restricted stock in lieu of all of such retainer and meeting fees), (C) in 2000 to current executive officers under the Company's 1999 Bonus plan if "target" level performance is achieved and (D) in 2000 to current non-executive officer employees if "target" level performance is achieved.

                                               NEW PLAN BENEFITS TABLE
                                            EL PASO ELECTRIC COMPANY 1999
                                              LONG-TERM INCENTIVE PLAN

                                                                                                 COMMON SHARES
                                                             RESTRICTED SHARES                  UNDERLYING OPTIONS
                                                  -----------------------------------    ----------------------------
                  POSITION                            NUMBER              VALUE               NUMBER          VALUE
     ------------------------------------         ----------        ----------------     -------------      ---------
     Non-employee directors                         42,000  (2)     $320,250$455,600  (2)    59,751  (1)    $455,600  (1)
       (12 persons)                                 59,751  (3)                       (3)

     Current executive officers                     50,288  (4)     $        382,989  (4)
       (8 persons)
     Current non-executive officer employees        54,968  (5)     $        419,131  (5)
       (30 persons)

_______________________
(1) The exercise price per share would be 100% of the fair market value of a share of Common Stock on the date of grant. On March 31, 1999, the closing sale price of Common Stock on the American Stock Exchange was $7.6250 per share. Based on a current annual cash retainer and meeting fees of $455,600 and a fair market value of $7.6250 per share, non-employee directors would be granted options to purchase up to 59,751 shares of Common Stock. The general terms of each option are described above under "Elective Provisions for Non-Employee Directors."
(2) Non-employee directors would be awarded 42,000 shares of restricted stock. The indicated value is based on a fair market value of $7.6250 per share. The general terms of such restricted stock are described above under "Grant of Restricted Stock to Non-Employee Directors."
(3) Based on a current annual cash retainer and meeting fees of $455,600 and a fair market value of $7.625 per share, non-employee directors would be granted up to 59,751 shares of restricted stock with the indicated value. The general terms of such restricted stock are described above under "Elective Provisions for Non-Employee Directors."
(4) Based on a total "target" level bonus of $382,989 and a fair market value of $7.6250 per share, current executive officers would be awarded 50,228 shares of restricted stock with the indicated value. Such awards vest 20% on the date of grant and 20% on each of the next four anniversaries of the date of grant.
(5) Based on a total "target" level bonus of $419,131 and a fair market value of $7.6250 per share, current manager-level employees would be awarded 54,968 shares of restricted stock with the indicated value. Such awards vest 20% on the date of grant and 20% on each of the next four anniversaries of the date of grant.

VOTE REQUIRED AND BOARD RECOMMENDATION

     The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and represented in person or by proxy at the Annual Meeting is required to approve the El Paso Electric Company 1999 Long-Term Incentive Plan. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR approval of the Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PLAN.

                        CERTAIN ADDITIONAL INFORMATION

EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the cash and non-cash compensation paid to the chief executive officer during 1998, and each of the other four most highly compensated executive officers other than the chief executive officer who were serving as executive officers at December 31, 1998 (the "Named Executive Officers"), for the fiscal years ended December 31, 1998, December 31, 1997 and December 31, 1996, for service in the capacities indicated.

                                                      SUMMARY COMPENSATION TABLE
                                                                                              Long-Term
                                                                Annual                       Compensation
                                                             Compensation                       Awards
                                              --------------------------------------   --------------------------
                                                                        Other                        Securities          All
                                              Base                      Annual         Restricted     Underlying         Other
         Name and                            Salary     Bonus        Compensation/(2)/    Stock      Options/SARs  Compensation/(3)/
     Principal Position            Year        ($)       ($)              ($)              ($)            (#)             ($)
     ------------------            ----      ------     -----        ---------------   ----------    ------------  ---------------
James Haines...................... 1998/(1)/  441,346         0                0              0                0          4,800
 Chief Executive Officer           1997       425,000         0           24,519              0                0          4,750
 & President (since May 1,1996)    1996       282,789   125,000           84,880/(4)/   532,150/(5)/     800,000              0

Eduardo A. Rodriguez.............. 1998/(1)/  228,981    81,786/(6)/      13,569                         100,000          4,800
 Senior Vice President-            1997       210,000    32,010/(7)/       2,423                               0          3,998
 Energy Services                   1996       196,271   296,097/(8)/      13,846                         100,000          4,750

Gary R. Hedrick................... 1998/(1)/  163,340    57,892/(6)/       6,050                         100,000            847
 Vice President-Treasurer          1997       147,000    22,415/(7)/       6,785                               0            317
 & Chief Financial Officer         1996       129,792   205,216/(8)/       8,384                         100,000              0

Julius F. Bates................... 1998/(1)/  155,209    55,039/(6)/       8,623                         100,000          4,800
 Vice President-                   1997       141,000    21,499/(7)/       5,748                               0          4,253
 Transmission & Distribution       1996       129,792   180,216/(8)/       5,990                         100,000          4,750

Michael L. Blough................. 1998/(1)/  155,209    55,039/(6)/       4,599                         100,000          4,800
 Vice President-                   1997       141,000    21,499/(7)/       6,833                               0          4,444
 Administration                    1996       129,792   205,216/(8)/       6,508                         100,000          4,750

___________________
(1) Base salary information reflects 27 biweekly payroll amounts compared to a typical 26 biweekly payroll year because of timing.
(2) Represents payments for accrued and unused vacation and personal holiday time pursuant to Company policy. Excludes perquisites representing less than ten percent of annual salary.
(3) Includes matching contributions made by the Company under the Company's 401(k) Plan.

(4) Includes commissions and certain closing costs and fees associated with the sale of Mr. Haines' home in Kansas and reimbursement of moving expenses for Mr. Haines to relocate to El Paso.
(5) Mr. Haines owned 87,781 restricted shares at year-end and the value of these shares at December 31, 1998 was $768,084. These shares vest over a five year period in increments of 20% per year beginning January 1, 1998. Mr. Haines will receive cash dividends if and when declared on vested shares; dividends on unvested shares will be used to acquire additional restricted shares.
(6) Messrs. Rodriguez, Hedrick, Bates, and Blough owned 10,320, 7,305, 6,945, and 6,945 shares of restricted stock respectively, under the 1998 Bonus Plan. Such shares vest over 4 years with 20% vesting on the day of the grant and 20% vesting on each annual anniversary of the grant. Each individual will receive cash dividends if and when declared on vested shares; dividends on unvested shares will be used to acquire additional shares. The value of these shares at December 31, 1998 for Messrs. Rodriguez, Hedrick, Bates, and Blough was $90,300, $63,919, $60,769, and $60,769, respectively.
(7) Messrs. Rodriguez, Hedrick, Bates, and Blough owned 4,058, 2,841, 2,725, and 2,725 shares of restricted stock, respectively, under the 1997 Bonus Plan. Such shares vest over 4 years with 20% vesting on the day of the grant and 20% vesting on each annual anniversary of the grant. Each individual will receive cash dividends if and when declared on vested shares; dividends on unvested shares will be used to acquire additional shares. The value of these shares at December 31, 1998 for Messrs. Rodriguez, Hedrick, Bates, and Blough was $35,508, $24,859, $23,844, and $23,844, respectively.
(8) Includes compensation for the unique or extraordinary demands placed on and the contribution of the officers for the Company's emergence from Bankruptcy. Also reflects the ownership by Messrs. Rodriguez, Hedrick, Bates, and Blough of 5,910, 3,822, 4,081,and 3,822 shares of restricted stock, respectively, under the 1996 Annual Incentive Plan. Such shares vest over 4 years with 20% vesting on the day of the grant and 20% vesting on each annual anniversary of the grant. Each individual will receive cash dividends if and when declared on vested shares; dividends on unvested shares will be used to acquire additional shares. The value of these shares at December 31, 1998 for Messrs. Rodriguez, Hedrick, Bates, and Blough was $57,713, $33,443, $35,709 and $33,443, respectively.

                                         AGGREGATED OPTIONS/SAR EXERCISES
                                IN LAST FISCAL YEAR AND FY-END OPTIONS/SAR VALUES

                                              Number of Securities                   Value of Unexercised
                                             Underlying Unexercised                      In-the-Money
                                             Options/SARS at Fiscal                     Options-SARS at
                                                 Fiscal Year-end                        Fiscal Year-end

        Name                                 Exercisable/Unexercisable              Exercisable/Unexercisable
----------------------                       -------------------------              -------------------------
James Haines                                       480,000/320,000                     1,645,680/1,097,120
Eduardo A. Rodriguez                                40,000/160,000                         127,600/316,400
Gary R. Hedrick                                     40,000/160,000                         127,600/316,400
Julius F. Bates                                     40,000/160,000                         127,600/316,400
Michael L. Blough                                   40,000/160,000                         127,600/316,400

AGGREGATE OPTIONS OUTSTANDING UNDER THE 1996 LONG-TERM INCENTIVE PLAN

   Set forth below is information with respect to the aggregate options granted pursuant to the Company's 1996 Long-Term Incentive Plan that were outstanding at December 31, 1998 for each of the Named Executive Officers.

                                                    OPTION/SAR GRANTS IN LAST FISCAL YEAR/(1)/
                                                               Individual Grants
                             ------------------------------------------------------------------------------------
                                  Number of                                                                       Alternative
                                   Common                                                                         Grant Date
                                   Shares            Percent of Total                                               Value
                                 Underlying           Options Granted          Exercise or                         Grant Date
                                  Options              to Employees             Base Price          Expiration    Present Value
      Name                        Granted             in Fiscal Year            ($/Share)              Date          $/(2)/
-------------------------    ----------------    -----------------------     ----------------     --------------- -----------------
James Haines                             0                      0                   N/A                    N/A               N/A
Eduardo A. Rodriguez               100,000                  19.05%                 7.50               01-02-08          281,600.24
Gary R. Hedrick                    100,000                  19.05%                 7.50               01-02-08          281,600.24
Julius F. Bates                    100,000                  19.05%                 7.50               01-02-08          281,600.24
Michael L. Blough                  100,000                  19.05%                 7.50               01-02-08          281,600.24

__________________
(1) All options will vest in equal increments over a period of five years, subject to earlier vesting in accordance with the terms of the 1996 Long-Term Incentive Plan.
(2) The value of options is based on the Black Scholes Option Pricing Model using the following assumptions: (a) risk-free rate of return is 5.83% (yield on the 10-year Treasury Note) based on an award date of January 3, 1998; (b) volatility is 6.64%, calculated using the standard deviation of El Paso Electric Company's Common Stock from January 3, 1997 to the award date; (c) exercise price is the market price on date of award, which is $7.50 and (d) time of exercise is assumed to be ten years from date of grant.

                         RETIREMENT INCOME PLAN TABLE

     The table set forth below shows estimated annual benefits payable at the normal retirement age of 65 upon retirement under the Company's Retirement Income Plan for the years of service and levels of final average compensation specified.

                                 PENSION PLAN TABLE
                                             Years of Service
                        ------------------------------------------------------------

          Compensation    15            20            25            30            35
          ------------  -------       -------       -------       -------       -------
          $ 125,000     $23,438       $31,250       $39,062       $46,875       $54,688
            150,000      28,125        37,500        46,875        56,250        65,625
            175,000      30,000        40,000        50,000        60,000        70,000
            200,000      30,000        40,000        50,000        60,000        70,000
            225,000      30,000        40,000        50,000        60,000        70,000
            250,000      30,000        40,000        50,000        60,000        70,000
            300,000      30,000        40,000        50,000        60,000        70,000
            400,000      30,000        40,000        50,000        60,000        70,000
            450,000      30,000        40,000        50,000        60,000        70,000
            500,000      30,000        40,000        50,000        60,000        70,000

     The compensation covered by the Retirement Income Plan is the annual salary paid to the participant, which is reflected in the column titled "Base Salary" in the Summary Compensation Table. The estimated credited years of service for each of Messrs. Haines, Rodriguez, Hedrick, Bates, and Blough at December 31, 1998 was 3, 18, 22, 26, and 17, respectively. The benefits are computed based on straight-life annuity amounts and are not subject to any deduction or offset for social security benefits or other amounts. Pursuant to applicable federal regulations, for periods after December 31, 1992, the maximum amount of compensation on which the benefits can be based was reduced to $150,000 per year, as such amount may be adjusted in $10,000 increments. The maximum amount of compensation on which benefits may be based is currently $160,000. Participants in the Retirement Income Plan will receive the greater of the accrued benefit at December 31, 1992, or the benefits accrued using the compensation limitation.

EMPLOYMENT AGREEMENTS AND RELATED MATTERS

     James Haines became the Company's Chief Executive Officer and President on May 1, 1996. The Company has entered into an employment agreement with Mr. Haines for an initial term of five years at an initial base salary of $425,000 per year. In addition, pursuant to the agreement, Mr. Haines was awarded 100,000 shares of restricted stock and was granted options covering 800,000 shares of Common Stock with an exercise price of $5.3215 per share. The restrictions on the restricted stock are scheduled to lapse in 20% increments annually beginning January 1, 1998 and the options are scheduled to vest in 20% increments per year beginning December 31, 1996, subject to earlier lapsing and vesting under certain circumstances.

     The Company has a four-year employment contract with Mr. Rodriguez, which expires on February 12, 2000 and provides for certain minimum base salary levels, which escalate to not less than $220,000 in the final year of the agreement.

     Each Named Executive and certain other officers of the Company have entered into a Severance Agreement requiring such person to remain in the employ of the Company for two years following a change in control. In the event the executive is terminated during such period, other than for cause or certain other reasons, the Agreement provides that such person would receive 2.99 times annual base salary plus bonuses, the actuarial equivalent of vested benefits under the Company's retirement plan calculated with three additional years of service, continuation of welfare benefits for two years and outplacement services for one year.

                        COMPENSATION/BENEFITS COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

     GENERAL. The Compensation/Benefits Committee (the "Committee") of the Board of Directors is comprised entirely of non-employee Directors. The Committee is responsible for reviewing and approving the compensation of all executive officers of the Company, including the Named Executive Officers and for administering the 1996 Long-Term Incentive Plan and, if approved by the shareholders, the 1999 Long-Term Incentive Plan. Following review and approval by the Committee, all significant issues pertaining to executive compensation are submitted to the full Board of Directors for approval.

     COMPENSATION PROGRAM. Following its emergence from bankruptcy, the Company retained an international benefits and compensation consulting firm to advise the Board in designing an overall executive compensation program. Specific information was provided for 13 organizations engaged primarily in the electric utility business, and more general data was made available covering other organizations of a size comparable to the Company. In addition, the Company's internal staff provides the Committee with salary and benefits information compiled by the Edison Electric Institute (EEI) covering electric utilities with annual revenues between $500 million and $1 billion. This overall group of companies is thus smaller than the "EEI 100" index used to prepare the performance graph that appears later in this Proxy Statement, and at the same time broader than that index because of the Committee's view that the Company is entering a deregulated environment and must compete for executive talent against non-utility companies.

     The Committee believes that the executive compensation program should include a base salary that is at or near the mean for peer utilities (as described above), adjusted as appropriate for regional price and compensation levels and trends, and short-term and long-term incentive compensation that aligns the interests of the executive with the total return to the Company's shareholders. The incentive components of compensation are intended to provide total compensation that is commensurate with a broader industry group as well as utilities. The use of stock-based compensation that vests over time has the additional effect of retaining quality talent.

     Based on the above parameters, the Committee and Board adopted during 1996 a total compensation program for executives that is comprised of three elements: base salary; short-term incentives; and long-term incentives.

     BASE SALARY. Each executive officer position is assigned a salary grade with minimum, midpoint and maximum ranges established to reflect salary information from comparable electric utility companies as described above. Once the range is established for a particular position, the base salary of each executive officer is determined by his or her skills and experience and potential impact on the Company's operations. Base salary adjustments are affected by the officer's individual performance and success in achieving specific corporate and individual goals. The Chief Executive Officer reviews the performance of the other executive officers and makes recommendations to the Committee based on each officer's performance. Based on the information available to it, the Committee believes that the base salary of these individuals is generally near the median for comparable electric utilities.

     SHORT-TERM INCENTIVES. Each executive officer other than the Chief Executive Officer may earn an incentive bonus of up to 50% of his or her base compensation if the Company achieves specific annual goals that are established in advance by the Committee and the Board. All short-term incentive awards are paid in Common Stock and vest equally over a four year period with 20% vesting once the goal is achieved and 20% vesting on each one year anniversary of such date for the next four years. It is anticipated that the annual performance goals will be "stretch" goals based on the achievement of corporate objectives (such as cash flow, expense reduction, customer satisfaction, etc.) that will lead to enhanced shareholder value. In 1998, the performance goals included safety, customer satisfaction and deleveraging. Executive officers earned a 1998 short-term incentive award of 36.8% of base salary for partial achievement of the deleveraging, safety and customer satisfaction performance goals. For the 1999 incentive plan, goals have been established for safety, customer satisfaction and cash flow. No short-term incentive awards will be granted, however, unless the cash flow goal is met.

     LONG-TERM INCENTIVES. During 1998, each current Named Executive Officer other than the Chief Executive Officer was awarded a stock option grant to acquire 100,000 Common Shares at a price 7% greater than the market price on the date of grant. The stock options vest in equal 20% increments over five years. Each Named Executive Officer other than the Chief Executive Officer was also awarded stock options, covering 100,000 shares in 1996. The 1996 options have a exercise price equal to 100% of the market value of the common stock on the date of grant and vest in equal increments over 5 years. The options were designed as both a retention plan as well as a long-term incentive plan, and the number of options granted was by reference to both the base salaries and the Committee's view of appropriate incentives in an industry moving to greater competition. The long-term incentive plan is intended to promote long-term growth and stability and to allow executive officers to acquire the Company's common stock and directly align the executive officers' personal interest with that of other shareholders.

     STOCK OWNERSHIP GUIDELINES. Recognizing that stock ownership by executive officers and directors can directly correlate to improved performance and shareholder enhancement, the Committee also established stock ownership guidelines for executive officers and directors. The guidelines suggest that the Chief Executive Officer own common stock with a value equal to three times his base salary and that other executive officers and directors own common stock with a value equal to two times their base salary or annual retainer, respectively. The ownership guidelines were set in 1996 with the intention that they be met within 5 years.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. The philosophy of the Committee and the Board of Directors is to directly tie the most significant portion of the Chief Executive Officer's compensation to the Company's success in maximizing shareholder value. The shareholders will benefit through the Chief Executive Officer's leadership in establishing and meeting short-term and medium-term financial and operational goals and his initiative in developing and implementing long-term strategy. The need to use cash to deleverage and the constraints on the Company's ability to enhance revenues from customers through rate increases require that the cash portion of the Chief Executive Officer's compensation initially be fixed. At the same time, the Committee strongly believes that the Chief Executive Officer's total compensation should directly reflect increases in the value of the Common Shares.

     The philosophy described above guided the Board in establishing Mr. Haines' compensation in 1996 after he was selected, following an extensive search, with the assistance of a prominent executive search firm, as a chief executive officer with the experience and vision to lead the Company into the deregulated market. Mr. Haines' compensation, which is contained in a five-year employment contract, has three elements: a base salary payable in cash; restricted stock; and stock options. Mr. Haines' base salary is $425,000, which is comparable to the cash portion of his compensation in his previous position as a senior officer of a major electric and gas utility and well within the range of salaries of CEOs of electric utilities. Mr. Haines is compensated for the achievement of short and medium-term goals through increases in the value of 100,000 restricted Common Shares, which will vest in equal increments over the term of his contract. Mr. Haines has also been motivated to build long-term value for shareholders through the award of 800,000 stock options with an exercise price equal to the value of the Common Shares on the date he began his service as the Company's chief executive officer. The number of restricted shares and options awarded to Mr. Haines was arrived at through negotiation and is consistent with utility industry norms for overall compensation. In 1999, Mr. Haines was awarded a bonus of a stock option grant to acquire 50,000 common shares at the market price on the date of the grant. The options vested immediately. The option grant was intended to reflect both the committee's and board's recognition of Mr. Haines performance and the Company's performance since he joined the Company. The Committee believes that the bias in favor of stock-based compensation will provide the greatest incentive for Mr. Haines to create and implement value enhancing strategies for the benefit of the Company's shareholders.

          Members of the Compensation/Benefits Committee:

          Wilson K. Cadman
          James W. Cicconi
          Kenneth R. Heitz - Chairman
          Charles A. Yamarone

                               PERFORMANCE GRAPH

     The following graph compares the performance of the Company's Common Stock to the performance of the American Exchange U.S. Total Return Index (AMEX U.S.) and the Edison Electric Institute's Index of 100 investor-owned electric utilities (EEI 100). The graph sets the value of El Paso Electric Common Stock on February 16, 1996 (when it began trading on the American Stock Exchange), and the value of the AMEX U.S. on February 16, 1996 to a base of 100 and the value of the EEI 100 on January 1, 1996 to a base of 100. The graph assumes that all dividends were reinvested. The EEI 100 is not published daily. The common shares of the Company prior to February 12, 1996 (the effective date of the plan of reorganization) were cancelled as part of the bankruptcy and their performance is not comparable to that of the common shares of the reorganized Company. The table sets forth the relative yearly percentage change in the Company's cumulative total shareholder return as compared to the AMEX U.S. and the EEI 100, as reflected in the graph.


                            TOTAL RETURN COMPARISON
              EL PASO ELECTRIC, AMEX STOCK MARKET, EEI 100 INDEX

                             [GRAPH APPEARS HERE]

                              Base            December 31, 1996           December 31, 1997           December 31, 1998
                         ---------------  --------------------------  --------------------------  --------------------------
El Paso Electric              100.000                136.84                      153.94                      184.21
AMEX U.S.                     100.000                100.21                      125.31                      133.67
EEI 100                       100.000                101.20                      128.57                      142.46

                     SHAREHOLDER PROPOSALS AND NOMINATIONS

     Under certain circumstances, shareholders are entitled to present proposals at shareholders meetings. To be eligible for inclusion in the proxy statement for the Company's 2000 Annual Meeting of Shareholders, a shareholder proposal must be received at the Company's principal executive offices on or prior to December 28, 1999. A shareholder's notice should list each proposal and a brief description of the business to be brought before the meeting; the name and address of the shareholder proposing such business; the class and number of shares held by the shareholder; and any material interest of the shareholder in the business. If a shareholder wishes to nominate a director he must provide the nomination to the Executive/Nominating Committee in writing at the Company's principal offices pursuant to the notice provisions provided in the Company's By-Laws.

                                OTHER BUSINESS

     The Board of Directors knows of no business, other than as stated in the Notice of Annual Meeting of Shareholders, that will be presented for consideration at the Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment and in their discretion.

                             INDEPENDENT AUDITORS

     Representatives of KPMG LLP, the independent auditors of the Company's financial statements, will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will respond to appropriate questions.

                                 ANNUAL REPORT

     The Company's 1998 Annual Report, which includes financial statements, but which does not constitute a part of the proxy solicitation material, accompanies this proxy statement.

                                        EL PASO ELECTRIC COMPANY
                                        By Order of the Board of Directors


                                        /s/ Guillermo Silva, Jr.

                                        Guillermo Silva, Jr.
                                        Secretary

Dated: April 15, 1999

                                   EXHIBIT A
                            EL PASO ELECTRIC COMPANY
                         1999 LONG-TERM INCENTIVE PLAN


                                I.  INTRODUCTION

1.1  PURPOSES.  The purposes of the 1999 Long-Term Incentive Plan (the "Plan")
     --------                                                           ----
of El Paso Electric Company (the "Company") are (i) to align the interests of
                                  -------
the Company's stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining directors, officers, managers and other employees and consultants and
(iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

1.2  CERTAIN DEFINITIONS.
     -------------------

     "AGREEMENT" shall mean the written agreement evidencing an award hereunder
      ---------
between the Company and the recipient of such award.

     "BOARD" shall mean the Board of Directors of the Company.
      -----

     "BONUS STOCK" shall mean shares of Common Stock which are not subject to a
      -----------
Restriction Period or Performance Measures.

     "BONUS STOCK AWARD" shall mean an award of Bonus Stock under this Plan.
      -----------------

     "CAUSE" shall mean any act of dishonesty, commission of a felony,
      -----
significant activities harmful to the reputation of the Company, refusal to perform or substantial disregard of duties properly assigned or significant violation of any statutory or common law duty of loyalty to the Company.

     "CHANGE IN CONTROL" shall have the meaning set forth in Section 6.8(b).
      -----------------

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.
      ----

     "COMMITTEE" shall mean the Committee designated by the Board, consisting of
      ---------
two or more members of the Board, each of whom shall be (i) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and (ii) an "outside director" within the meaning of Section 162(m) of the Code.

     "COMMON STOCK" shall mean the common stock, no par value, of the Company.
      ------------

     "COMPANY" has the meaning specified in Section 1.1.
      -------

     "DIRECTORS OPTIONS" shall have the meaning set forth in Section 5.5.
      -----------------

     "DIRECTORS RESTRICTED STOCK" shall have the meaning set forth in Section
      --------------------------
5.4.

     "DISABILITY" shall mean the inability of the holder of an award to perform
      ----------
substantially such holder's duties and responsibilities for a continuous period of at least six months, as determined solely by the Committee.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.
      ------------

     "FAIR MARKET VALUE" shall mean the closing transaction price of a share of
      -----------------
Common Stock as reported in the American Stock Exchange Composite Transactions on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that Fair Market Value may be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

     "FREE-STANDING SAR" shall mean an SAR which is not issued in tandem with,
      -----------------
or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

     "INCENTIVE STOCK OPTION" shall mean an option to purchase shares of Common
      ----------------------
Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

     "INCUMBENT BOARD" shall have the meaning set forth in Section 6.8(b)(2).
      ---------------

     "MATURE SHARES" shall mean previously-acquired shares of Common Stock for
      -------------
which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

     "NON-EMPLOYEE DIRECTOR" shall mean any director of the Company who is not
      ---------------------
an officer or employee of the Company or any Subsidiary.

     "NON-STATUTORY STOCK OPTION" shall mean an option to purchase shares of
      --------------------------
Common Stock which is not an Incentive Stock Option.

     "OUTSTANDING COMPANY COMMON STOCK" shall have the meaning set forth in
      --------------------------------
Section 6.8(b)(1).

     "OUTSTANDING COMPANY VOTING SECURITIES" shall have the meaning set forth in
      -------------------------------------
Section 6.8(b)(1).

     "PERFORMANCE MEASURES" shall mean the criteria and objectives, established
      --------------------
by the Committee, which shall be satisfied or met (i) as a condition to the exercisability of all or a portion of an option or SAR, (ii) as a condition to the grant of a Stock Award or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder's receipt, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Performance Share Award, of the shares of Common Stock subject to such award and/or of payment with respect to such award. Such criteria and objectives may include, but are not limited to, the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, earnings per share, return to stockholders (including dividends), return on equity, earnings of the Company, revenues, market share, cash flow or cost reduction goals, or any combination of the foregoing and any other criteria and objectives established by the Board or the Committee.

     "PERFORMANCE PERIOD" shall mean any period designated by the Committee
      ------------------
during which the Performance Measures applicable to a Performance Share Award shall be measured.

     "PERFORMANCE SHARE" shall mean a right, contingent upon the attainment of
      -----------------
specified Performance Measures within a specified Performance Period, to receive one share of Common Stock, which may be Restricted Stock, or in lieu of all or a portion thereof, the Fair Market Value of such Performance Share in cash.

     "PERFORMANCE SHARE AWARD" shall mean an award of Performance Shares under
      -----------------------
this Plan.

     "PERMANENT AND TOTAL DISABILITY" shall have the meaning set forth in
      ------------------------------
Section 22(e)(3) of the Code or any successor thereto.

     "PERSON" shall have the meaning set forth in Section 6.8(b)(1).
      ------

     "POST-TERMINATION EXERCISE PERIOD" shall mean the period specified in or
      --------------------------------
pursuant to Section 2.3(a), Section 2.3(b), Section 2.3(d) or Section 2.3(e) following termination of employment with or service to the Company during which an option or SAR may be exercised.

     "RESTRICTED STOCK" shall mean shares of Common Stock which are subject to a
      ----------------
Restriction Period and shall include Directors Restricted Stock.

     "RESTRICTED STOCK AWARD" shall mean an award of Restricted Stock under this
      ----------------------
Plan.

     "RESTRICTION PERIOD" shall mean any period designated by the Committee
      ------------------
during which the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award.

     "RETIREMENT" shall mean termination of employment with or service to the
      ----------
Company by reason of retirement in accordance with the Company's normal criteria or with the consent of the Company.

     "SAR" shall mean a stock appreciation right which may be a Free-Standing
      ---
SAR or a Tandem SAR.

     "STOCK AWARD" shall mean a Restricted Stock Award or a Bonus Stock Award.
      -----------

     "SUBSIDIARY" and "SUBSIDIARIES" shall have the meanings set forth in
      ----------       ------------
Section 14.

     "TANDEM SAR" shall mean an SAR which is granted in tandem with, or by
      ----------
reference to, an option (including a Non-Statutory Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

     "TAX DATE" shall have the meaning set forth in Section 6.5.
      --------

     "TEN PERCENT HOLDER" shall have the meaning set forth in Section 2.1(a).
      ------------------

1.3  ADMINISTRATION.  This Plan shall be administered by the Committee.  Any one
     --------------
or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Non-Statutory Stock Options, (ii) SARs in the form of Tandem SARs or Free-Standing SARs, (iii) Stock Awards in the form of Restricted Stock or Bonus Stock and (iv) Performance Shares. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs and the number of Performance Shares subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements of Section 162(m) of the Code and regulations thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Performance Share Award shall lapse and (iv) the Performance Measures applicable to any outstanding award (if any) shall be deemed to be satisfied at the maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.

     The Committee may delegate some or all of its power and authority hereunder to the Board or the Chief Executive Officer and President or other executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the Chief Executive Officer and President or other executive officer of the Company with regard to the grant of an award to any person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the Chief Executive Officer and President or other executive officer of the Company with regard to the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer or other person.

     No member of the Board or Committee, and neither the Chief Executive Officer and President nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer and President or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company's Articles of Incorporation and/or By-laws, and under any directors' and officers' liability insurance that may be in effect from time to time.

     A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.4  ELIGIBILITY.  Participants in this Plan shall consist of such directors
     -----------
(including Non-Employee Directors), officers, managers and other employees, persons expected to become directors, officers, managers and other employees, and consultants of the Company, and its subsidiaries from time to time designated by the Board or the Committee (individually a "Subsidiary" and
                                                          ----------
collectively the "Subsidiaries") as the Committee in its sole discretion may
                  ------------
select from time to time. For purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Non-Employee Directors of the Company shall be eligible to participate in this Plan in accordance with
Section V.

1.5  SHARES AVAILABLE.  Subject to adjustment as provided in Section 6.7, Two
     ----------------
Million (2,000,000) shares of Common Stock shall be available under this Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options, including Directors Options, outstanding Free-Standing SARs, outstanding Stock Awards and outstanding Performance Shares. To the extent that shares of Common Stock subject to an outstanding option (except to the extent shares of Common Stock are issued or delivered by the Company in connection with the exercise of a Tandem SAR), Free-Standing SAR, Stock Award or Performance Share are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares of Common Stock shall again be available under this Plan.

     Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

     To the extent required by Section 162(m) of the Code and the regulations thereunder, the maximum number of shares of Common Stock with respect to which options or SARs or a combination thereof may be granted during any calendar year to any person shall be 250,000, subject to adjustment as provided in Section 6.7.

                II.  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1  STOCK OPTIONS.  The Committee may, in its discretion, grant options to
     -------------
purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Non-Statutory Stock Option. An Incentive Stock Option may not be granted to any person who is not an employee of the Company or any parent or subsidiary (as defined in Section 424 of the Code). Each Incentive Stock Option shall be granted within ten years of the effective date of this Plan. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Non-Statutory Stock Options.

     Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

     (a) Number of Shares and Purchase Price.  The number of shares of Common
         -----------------------------------
Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of any Non-Statutory and Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a "Ten Percent Holder"), the purchase price
                                        ------------------
per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

     (b) Option Period and Exercisability.  The period during which an option
         --------------------------------
may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time.
An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

     (c) Method of Exercise.  An option may be exercised (i) by giving written
         ------------------
notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are canceled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. The Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(D). Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company's satisfaction).

     (d) Dividend Equivalents.  The Agreement relating to any Non-Statutory
         --------------------
Stock Option may provide for the grant of "dividend equivalents" with respect to each Non-Statutory Stock Option. Each dividend equivalent shall entitle the optionee to receive a cash payment equal to the product of (i) the dividends declared with respect to a share of Common Stock and (ii) the number of shares of Common Stock subject to such option.

2.2  STOCK APPRECIATION RIGHTS.  The Committee may, in its discretion, grant
     -------------------------
SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

     SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

     (a) Number of SARs and Base Price.  The number of SARs subject to an award
         -----------------------------
shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

     (b) Exercise Period and Exercisability.  The Agreement relating to an award
         ----------------------------------
of SARs shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to
Section 3.2(d). Prior to the exercise of an SAR for shares of Common Stock, including Restricted Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR and shall have rights as a stockholder of the Company in accordance with Section 6.10.

     (c)  Method of Exercise.  A Tandem SAR may be exercised (i) by giving
          ------------------
written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are canceled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (i) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (ii) by executing such documents as the Company may reasonably request.

2.3  TERMINATION OF EMPLOYMENT OR SERVICE.  (a) Disability.  Subject to
     ------------------------------------       ----------
paragraph (e) below and to Section 6.8, and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with or service to the Company of the holder of an option or SAR terminates by reason of Disability, each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR, as the case may be, is exercisable on the effective date of such holder's termination of employment or service and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest to occur of
(i) the date which is six (6) months (or such shorter period as set forth in the Agreement relating to such option or SAR) after the effective date of such holder's termination of employment or service and (ii) the expiration date of the term of such option or SAR.

     (b) Retirement.  Subject to paragraph (e) below and to Section 6.8, and
         ----------
unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with or service to the Company of the holder of an option or SAR terminates by reason of Retirement, each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR, as the case may be, is exercisable on the effective date of such holder's termination of employment or service and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest to occur of (i) the date which is six (6) months (or such shorter period as set forth in the Agreement relating to such option or SAR) after the effective date of such holder's termination of employment or service and (ii) the expiration date of the term of such option or SAR.

     (c) Death.  Unless otherwise specified in the Agreement relating to an
         -----
option or SAR, as the case may be, and subject to Section 6.8, if the employment with or service to the Company of the holder of an option or SAR terminates by reason of death, each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR, as the case may be, is exercisable on the date of such holder's death, and may thereafter be exercised by such holder's executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of (i) the date which is six
(6) months (or such shorter period as set forth in the Agreement relating to such option or SAR) after the date of death and (ii) the expiration date of the term of such option or SAR.

     (d) Other Termination.  Subject to paragraph (e) below and to Section 6.8,
         -----------------
and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with or service to the Company of the holder of an option or SAR terminates for any reason other than Disability, Retirement or death, each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR is exercisable on the effective date of such holder's termination of employment or service and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest to occur of (i) the date which is six (6) months (or such shorter period as set forth in the Agreement relating to such option or SAR) after the effective date of such holder's termination of employment or service and (ii) the expiration date of the term of such option or SAR.

     (e) Termination of Employment - Incentive Stock Options.  Unless otherwise
         ---------------------------------------------------
specified in the Agreement relating to the option, and subject to Section 6.8, if the employment with the Company of a holder of an Incentive Stock Option terminates by reason of Permanent and Total Disability, each Incentive Stock Option held by such optionee shall be exercisable to the extent set forth in
Section 2.3(a), and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of (i) the date which is one year (or such shorter period as set forth in the Agreement relating to such option) after the effective date of such optionee's termination of employment and (ii) the expiration date of the term of such option.

          Unless otherwise specified in the Agreement relating to the option, and subject to Section 6.8, if the employment with the Company of a holder of an Incentive Stock Option terminates for any reason other than Permanent and Total Disability, each Incentive Stock Option held by such optionee shall be exercisable to the extent set forth in Section 2.3(a), Section 2.3(b) or 2.3(d), as applicable, and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest to occur of (i) the date which is three months after the effective date of such optionee's termination of employment and (ii) the expiration date of the term of such option; provided, however, that if termination is by reason of death, each Incentive Stock Option will be exercisable to the same extent and for the same period set forth above in Section 2.3(c).

     (f) Death Following Termination of Employment or Service.  Unless otherwise
         ----------------------------------------------------
specified in the Agreement relating to an option or SAR, as the case may be, and subject to Section 6.8, if the holder of an option or SAR dies during the applicable Post-Termination Exercise Period, each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR, as the case may be, is exercisable on the date of such holder's death and may thereafter be exercised by the holder's executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of (i) the date which is 90 days after the date of death and (ii) the expiration date of the term of such option or SAR.

                               III.  STOCK AWARDS

3.1  STOCK AWARDS.  The Committee may, in its discretion, grant Stock Awards to
     ------------
such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or Bonus Stock Award.

3.2  TERMS OF STOCK AWARDS.  Stock Awards shall be subject to the following
     ---------------------
terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

     (a) Number of Shares and Other Terms. The number of shares of Common Stock
         --------------------------------
subject to a Restricted Stock Award or Bonus Stock Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award shall be determined by the Committee.

     (b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock
         ----------------------
Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if specified Performance Measures are satisfied or met during the specified Restriction Period or (ii) if the holder of such award remains continuously in the employment of or service to the Company during the specified Restriction Period and for the forfeiture of all or a portion of the shares of Common Stock subject to such award (x) if specified Performance Measures are not satisfied or met during the specified Restriction Period or (y) if the holder of such award does not remain continuously in the employment of or service to the Company during the specified Restriction Period.

         Bonus Stock Awards shall not be subject to any Performance Measures or Restriction Periods.

     (c) Share Certificates. During the Restriction Period, a certificate or
         ------------------
certificates representing a Restricted Stock Award may be registered in the holder's name or a nominee name at the discretion of the Company and may bear a legend, in addition to any legend which may be required pursuant to Section 6.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All certificates registered in the holder's name shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), or upon the grant of a Bonus Stock Award, in each case subject to the Company's right to require payment of any taxes in accordance with Section 6.5, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

     (d) Rights with Respect to Restricted Stock Awards. Unless otherwise set
         ----------------------------------------------
forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made. The Agreement relating to Restricted Stock Award may provide that regular cash dividends made with respect to Common Stock in a Restricted Stock Award prior to the termination of the Restriction Period shall be deposited with the Company and such cash dividends shall be used to purchase additional shares of Common Stock which shall be subject to the same restrictions, vesting period, Performance Measures and other provisions as the shares of Common Stock with respect to which such cash dividend was made.

3.3  TERMINATION OF EMPLOYMENT OR SERVICE. Unless otherwise set forth in the
     ------------------------------------
Agreement relating to a Restricted Stock Award, and subject to Section 6.8, if the employment with or service to the Company of the holder of such award terminates by reason of Disability, Retirement, death, or any other reason, the portion of such award which is subject to a Restriction Period on the effective date of such holder's termination of employment or service shall be forfeited by such holder and such portion shall be canceled by the Company.

                         IV.  PERFORMANCE SHARE AWARDS

4.1  PERFORMANCE SHARE AWARDS. The Committee may, in its discretion, grant
     ------------------------
Performance Share Awards to such eligible persons as may be selected by the Committee.

4.2  TERMS OF PERFORMANCE SHARE AWARDS. Performance Share Awards shall be
     ---------------------------------
subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

     (a) Number of Performance Shares and Performance Measures. The number of
         -----------------------------------------------------
Performance Shares subject to any award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee.

     (b) Vesting and Forfeiture. The Agreement relating to a Performance Share
         ----------------------
Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such award, if specified Performance Measures are satisfied or met during the specified Performance Period, and for the forfeiture of all or a portion of such award, if specified Performance Measures are not satisfied or met during the specified Performance Period.

     (c) Settlement of Vested Performance Share Awards. The Agreement relating
         ---------------------------------------------
to a Performance Share Award (i) shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. If a Performance Share Award is settled in shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Share Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award and shall have rights as a stockholder of the Company in accordance with Section 6.10.

4.3  TERMINATION OF EMPLOYMENT. Unless otherwise set forth in the Agreement
     -------------------------
relating to a Performance Share Award, and subject to Section 6.8, if the employment with or service to the Company of the holder of such award terminates by reason of Disability, Retirement, death, or any other reason, the portion of such award which is subject to a Performance Period on the effective date of such holder's termination of employment shall be forfeited and such portion shall be canceled by the Company.

               V.  PROVISIONS RELATING TO NON-EMPLOYEE DIRECTORS

5.1  ELIGIBILITY. Each Non-Employee Director shall receive a Restricted Stock
     -----------
Award in accordance with this Article V.

5.2  RESTRICTED STOCK AWARDS
     -----------------------

     (a) Time of Award. On May 27, 1999 (or, if later, on the date on which a
         -------------
person is first elected or begins to serve as a Non-Employee Director other than by reason of termination of employment), and, thereafter, on the date of each annual meeting of stockholders of the Company, each person who is a Non-Employee Director immediately after such meeting of stockholders shall receive a Restricted Stock Award of 3,500 shares (which amount shall be pro-rated if such Non-Employee Director is first elected or begins to serve as a Non-Employee Director on a date other than the date of an annual meeting of stockholders); provided, that such award will be made under the Plan only after no shares remain available for awards under the Company's 1996 Long-Term Incentive Plan.

     (b) Terms of Award. The Restriction Period and other terms governing any
         --------------
award under this section 5.2 shall be as set forth in section 5.4 below.

5.3  ELECTIVE PARTICIPATION. Each Non-Employee Director may from time to time
     ----------------------
elect, in accordance with procedures to be specified by the Committee, to receive in lieu of all or part of the cash retainer and any meeting fees that would otherwise be payable to such Non-Employee Director, on each date on which such retainer and meeting fees would otherwise be payable during the period that such election is in effect, either (i) Restricted Stock having the terms described in Section 5.4 ("Directors Restricted Stock") with a Fair Market Value
                           --------------------------
as of such payment date equal to 100% of the foregone amount of such retainer payment and meeting fees or (ii) options having the terms described in Section
5.5 ("Directors Options") to purchase shares of Common Stock having a Fair
      -----------------
Market Value as of such payment date equal to 100% of the foregone amount of such retainer payment and meeting fees.

5.4  DIRECTORS RESTRICTED STOCK. Shares of Directors Restricted Stock shall be
     --------------------------
subject to a Restriction Period commencing on the date of grant of such award and terminating on the date of the first anniversary of the date of grant of such award, shall vest (subject to earlier vesting pursuant to Section 6.8) if the holder of such award remains continuously in the service of the

Company as a Non-Employee Director during the Restriction Period and shall be forfeited if the holder of such award does not remain continuously in the service of the Company as a Non-Employee Director during the Restriction Period. A certificate or certificates representing Directors Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such award shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d).

     Notwithstanding the foregoing paragraph, if the service to the Company as a Non-Employee Director of the holder of Directors Restricted Stock terminates for any reason other than Cause, the Restriction Period shall terminate as of the effective date of such holder's termination of service.

5.5  DIRECTORS OPTIONS. Each Directors Option shall be subject to the following
     -----------------
terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

     (a) Exercise Period and Exercisability. Each Directors Option shall not be
         ----------------------------------
exercisable during the first year following its date of grant, and may be exercised in full thereafter and from and after a Change in Control. Each Directors Option shall expire ten (10) years after its date of grant.

     (b) Purchase Price. The purchase price for the shares of Common Stock
         --------------
subject to any Directors Option shall be equal to 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Directors Option. An exercisable Directors Option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock. Directors Options shall be exercisable in accordance with Section 2.1(c).

     (c) Termination of Directorship. If the holder of a Directors Option
         ---------------------------
ceases to be a director of the Company by reason of Disability, each such option held by such holder shall be fully exercisable and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the expiration date of the term of such option.

         If the holder of a Directors Option ceases to be a director of the Company by reason of death, each such option held by such holder shall be fully exercisable and may thereafter be exercised by such holder's executor, administrator, legal representative, beneficiary or similar person until and including the expiration date of the term of such option.

         If the holder of a Directors Option ceases to be a director of the Company for any reason other than Disability or death, each such option held by such holder shall be fully exercisable and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until the expiration date of the term of such option.

5.6  OTHER AWARDS OF RESTRICTED STOCK TO DIRECTORS. The Committee, with the
     ---------------------------------------------
approval of the Board, may award shares of Restricted Stock for service as Chairman of the Board (or for service in other capacities to the Board). Any such award of Restricted Stock shall be governed by the provisions of Section 5.4 or such other provisions as shall be adopted by the Committee with the approval of the Board.

                                 VI.  GENERAL

6.1  EFFECTIVE DATE AND TERM OF PLAN. This Plan shall be submitted to the
     -------------------------------
stockholders of the Company for approval and, if approved by the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and present in person or represented by proxy at the 1999 annual meeting of stockholders, shall become effective on the date of such approval. No option may be exercised prior to the date of such stockholder approval. This Plan shall terminate ten (10) years after its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

     In the event that this Plan is not approved by the stockholders, this Plan and any awards granted hereunder shall be null and void.

6.2  AMENDMENTS. The Board may amend this Plan as it shall deem advisable,
     ----------
subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 6.7), (b) effect any change inconsistent with Section 422 of the Code or (c) extend the term of this Plan. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

6.3  AGREEMENT. No award shall be valid until an Agreement is executed by the
     ---------
Company and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

6.4  NON-TRANSFERABILITY OF AWARDS. Unless otherwise specified in the Agreement
     -----------------------------
relating to an award, no award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder's lifetime only by the holder or the holder's legal representative or similar person. Except to the extent permitted by the second preceding sentence or the Agreement relating to an award, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.

6.5  TAX WITHHOLDING. The Company shall have the right to require, prior to the
     ---------------
issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the "Tax Date"), or withhold an amount of cash which would otherwise be
            --------
payable to a holder, in the amount necessary to satisfy any such obligation or
(ii) the holder may satisfy any such obligation by any of the following means:
(A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of Mature Shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or
(E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award; provided, however, that the Company shall have sole discretion to disapprove of an election pursuant to any of clauses
(B)- (E). Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

6.6  RESTRICTIONS ON SHARES. Each award made hereunder shall be subject to the
     ----------------------
requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such award or the delivery of shares thereunder, such award shall not be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

6.7  ADJUSTMENT. In the event of any stock split, stock dividend,
     ----------
recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option and the purchase price per security, the number and class of securities subject to each Restricted Stock Award granted to Non-Employee Directors pursuant to Article V, the terms of each outstanding SAR, the number and class of securities subject to each outstanding Stock Award, and the terms of each outstanding Performance Share shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first the vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

6.8  CHANGE IN CONTROL. (a) Notwithstanding any provision in this Plan or any
     -----------------
Agreement, in the event of a Change in Control, (i) all outstanding options and SARs shall immediately become exercisable in full, (ii) the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, (iii) the Performance Period applicable to any outstanding Performance Share Award shall lapse, (iv) the Performance Measures applicable to any outstanding Restricted Stock Award (if any) and to any outstanding Performance Share Award shall be deemed to be satisfied at the maximum level.

     (b)  "Change in Control" shall mean:

          (1) the acquisition by any individual, entity or group (a "Person"),
                                                                     ------
including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 30% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company
                                                        -------------------
Common Stock") or (ii) the combined voting power of the then outstanding
------------
securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the
                -------------------------------------
following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 6.8(b);

          (2) individuals who, as of May 27, 1999, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a
                ---------------
majority of such Board; provided that any individual who becomes a director of the Company subsequent to May 27, 1999 whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

          (3) approval by the stockholders of the Company of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction");
                                                   ---------------------
excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 30% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

          (4) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

     (c) (1) With respect to any optionee who is subject to Section 16 of the Exchange Act, (i) notwithstanding the exercise periods set forth in subsections
(a) through (f) of Section 2.3, Section 5.5 or as set forth pursuant to such subsections in any Agreement to which such optionee is a party and (ii) notwithstanding the expiration date of the term of such option, in the event the Company is involved in a business combination which is intended to be treated as a pooling of interests for financial accounting purposes (a "Pooling
                                                             -------
Transaction") or pursuant to which such optionee receives a substitute option to
-----------
purchase securities of any entity, including an entity directly or indirectly acquiring the Company, then each option (or option in substitution thereof) held by such optionee shall be exercisable to the extent set forth in this Plan or the Agreement evidencing such option, as applicable, until and including the latest of (x) the expiration date of the term of the option or, in the event of such optionee's termination of employment or service, the date determined pursuant to the then applicable subsection or paragraph of Section 2.3, or 5.5, (y) the date which is seven months after the consummation of such business combination and (z) the date which is 30 days after the date of expiration of any period during which such optionee may not dispose of a security issued in the Pooling Transaction in order for the Pooling Transaction to be accounted for as a pooling of interests; and

          (2) With respect to any holder of an SAR (other than an SAR which may be settled only for cash) who is subject to Section 16 of the Exchange Act, (i) notwithstanding the exercise periods set forth in subsections (a) through (f) of
Section 2.3, Section 5.5 or as set forth pursuant to such subsections in any Agreement to which such holder is a party and (ii) notwithstanding the expiration date of the term of such SAR (or related option in the case of a Tandem SAR), in the event the Company is involved in a Pooling Transaction or pursuant to which such holder receives a substitute SAR relating to any entity, including an entity directly or indirectly acquiring the Company, then each such SAR (or SAR in substitution thereof) held by such holder shall be exercisable to the extent set forth in the Agreement evidencing such SAR until and including the latest of (x) the expiration date of the term of such SAR (or related option in the case of a Tandem SAR), or, in the event of such holder's termination of employment or service, the date determined pursuant to the then applicable subsection of Section 2.3, or 5.5 (y) the date which is seven months after the consummation of such business combination and (z) the date which is 30 days after the date of expiration of any period during which such holder may not dispose of a security issued in the Pooling Transaction in order for the Pooling Transaction to be accounted for as a pooling of interests.

6.9  NO RIGHT OF PARTICIPATION OR EMPLOYMENT. No person shall have any right to
     ---------------------------------------
participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

6.10 RIGHTS AS STOCKHOLDER. No person shall have any right as a stockholder of
     ---------------------
the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

6.11 DESIGNATION OF BENEFICIARY. If permitted by the Company, a holder of an
     --------------------------
award may file with the Committee a written designation of one or more persons as such holder's beneficiary or beneficiaries (both primary and contingent) in the event of the holder's death. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR.

     Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder's lifetime on a form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

     If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding option and SAR hereunder held by such holder, to the extent exercisable, may be exercised by such holder's executor, administrator, legal representative or similar person.

6.12 GOVERNING LAW. This Plan, each award hereunder and the related Agreement,
     -------------
and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Texas and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.13 FOREIGN EMPLOYEES. Without amending this Plan, the Committee may grant
     -----------------
awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

                             [FORM OF PROXY CARD]

                           EL PASO ELECTRIC COMPANY

                    For the Annual Meeting of Shareholders
                            to be held May 27, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby nominate(s), constitute(s) and appoint(s) James Haines, Terry Bassham and Guillermo Silva, Jr., and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders (the "Annual Meeting") of El Paso Electric Company (the "Company") to be held at the Paul Kayser Center, 100 N. Stanton, El Paso, Texas 79901, on Friday, May 27, 1999 at 10:00 a.m., MDT, or at any adjournments thereof, and vote as specified herein the number of shares that the undersigned, if personally present, would be entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES DESCRIBED IN THE PROXY STATEMENT AS CLASS III DIRECTORS.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE EL PASO ELECTRIC 1999 LONG-TERM INCENTIVE PLAN.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES DESCRIBED IN THE PROXY STATEMENT AS CLASS III DIRECTORS AND "FOR" THE APPROVAL OF THE EL PASO ELECTRIC COMPANY 1999 LONG-TERM INCENTIVE PLAN AS EXPLAINED IN THE PROXY STATEMENT. IF ANY MATTERS NOT SPECIFIED IN THE NOTICE OF MEETING ARE PRESENTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT AND IN THE DISCRETION OF THE NAMED PROXY HOLDERS. THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT IN WRITING REVOKING THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE. THIS PROXY MAY ALSO BE REVOKED BY ATTENDING THE MEETING AND VOTING IN PERSON.

                               [REVERSE OF CARD]

                _____
                _____

1.  Election of Directors Listed             FOR all nominees   [X] WITHHOLD AUTHORITY to           [X] *EXCEPTIONS   [X]
    Below (to serve for a term of three      listed below           vote for all nominees
    years to expire at the annual meeting                           listed below
    in 2002)

    Nominees:  JAMES W. HARRIS                 KENNETH R. HEITZ   MICHAEL K. PARKS     ERIC B. SIEGEL        JAMES HAINES
    INSTRUCTIONS:  To withhold authority to vote for any nominee, mark the "Exceptions" box and write that nominee's name on the space provided below.


    *Exceptions ____________________________________________________________________________________________________________________



2.  Approval of the El Paso Electric Company 1999 Long-Term Incentive Plan.

     FOR  [X]       AGAINST  [X]        ABSTAIN  [X]

                                                                                                      Address Changes [X]
                                                                                                      and/or Comments

                                                            Please date and sign exactly as name appears. If shares are held jointly, each should sign, if signing as attorney, executor, administrator, trustee or guarantee, etc., so indicate when signing. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                            Dated _________________________________________________________________

                                                            _______________________________________________________________________

                                                                                            Signature
                                                            _______________________________________________________________________

                                                                                       Signature if held jointly

                                                            Votes must be indicated
                                                            (x) in Black or Blue ink.   [X]


Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

                                      -2-